Exhibit 10.7

FOURTH AMENDMENT AGREEMENT

FOURTH AMENDMENT AGREEMENT (this “Agreement”) dated as of December 16, 2013 by and among (1) Seneca Foods Corporation, Seneca Snack Company and Seneca Foods, LLC (collectively, the “Borrowers”), (2) Marion Foods, Inc., Lebanon Valley Cold Storage, LLC, and Lebanon Valley Cold Storage, LP (collectively, the “Guarantors”), (3) the financial institutions party to the Loan and Security Agreement (as defined below) as lenders (collectively, the “Lenders” and individually, a “Lender”), and (4) Bank of America, N.A. (“Bank of America”) as agent (the “Agent”) for the Lenders and as Issuing Bank with respect to a certain Second Amended and Restated Loan and Security Agreement dated as of July 20, 2011, by and among the Borrowers, the Guarantors, the Lenders, the Agent, the Issuing Bank and RBS Citizens, N.A. as Syndication Agent, as amended by that certain First Amendment Agreement dated as of August 1, 2011, by that certain Second Amendment Agreement dated as of December 20, 2012 and by that Third Amendment Agreement dated as of March 5, 2013 (as amended, the “Loan and Security Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Loan and Security Agreement;

WHEREAS, Parent has previously notified the Agent that Independent Foods, LLC has been merged with and into Seneca LLC; and

WHEREAS, the Lenders have agreed to such amendments, on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Definitions.  Capitalized terms used herein without definition that are defined in the Loan and Security Agreement shall have the same meanings herein as therein.

§2. Ratification of Existing Agreements.  All of the Obligors’ obligations and liabilities to the Agent, the Issuing Bank and the Lenders as evidenced by or otherwise arising under the Loan and Security Agreement, the Notes and the other Loan Documents, are, by each Obligor’s execution of this Agreement, ratified and confirmed in all respects.  In addition, by each Obligor’s execution of this Agreement, each of the Obligors represents and warrants that no Obligor has any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.

§3. Representations and Warranties.  Each of the Obligors hereby represents and warrants to the Agent, the Issuing Bank and Lenders that all of the representations and warranties made by the Obligors in the Loan and Security Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

§4. Conditions Precedent.  The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

(a) Representations and Warranties.  All of the representations and warranties made by the Obligors herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.

(b) Performance; No Event of Default.  The Obligors shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Default or Event of Default.

(c) Fees and Expenses.  The Borrowers shall have paid to the Agent the reasonable fees and expenses of counsel to the Agent in connection with the preparation of this Agreement.

(d) Delivery.  The Obligors, the Agent, the Issuing Bank and the Required Lenders shall have executed and delivered this Agreement.

§5. Amendments to the Loan and Security Agreement.

(a) Amendments to Section 1.1 of the Loan and Security Agreement.  The following new definitions are hereby added to Section 1.1 of the Loan and Security Agreement in their proper alphabetical order to read as follows:

“Dundee:  Dundee Insurance Company, Inc., a Utah corporation and wholly-owned Subsidiary of Parent, the sole business of Dundee Insurance Company, Inc. being the providing of insurance to Parent and its Subsidiaries.”

“Dundee Investments:  Investments made by Parent in Dundee from time to time in an aggregate amount not to exceed $15,000,000 in any fiscal year.”

(b) Amendments to Section 1.1 of the Loan and Security Agreement.  The definitions of “Restricted Investment” and “Subsidiary” appearing in Section 1.1 of the Loan and Security Agreement are hereby amended and restated in their entirety to read as follows:

“Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Effective Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.6; (d) Permitted Acquisitions; (e) Investments existing on the Effective Date and listed on Schedule 2; (f) Investments consisting of promissory notes received as proceeds of Permitted Asset Dispositions; (g) other Investments in an aggregate amount not in excess of $2,000,000; (h) Investments by the Borrowers in Subsidiaries that have guarantied the Obligations and otherwise complied with the provisions of Section 10.1.9; (i) Dundee Investments; and (j) Investments with respect to Indebtedness permitted by Section 10.2.1(h) so long as the Person in which such Investments are made remains a Borrower; provided, however, that, with the exception of loans and advances referred to in Section 10.2.6(a) and clause (h) above, such Investments will be considered Investments permitted by hereunder only if all actions have been taken to the satisfaction of Agent to provide to Agent, for the benefit of Secured Parties, a first priority perfected security interest in all of such Investments free of all Liens other than Permitted Liens.”

“Subsidiary:  any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests); provided that for purposes of this Agreement and the other Loan Documents, Dundee will not be deemed a Subsidiary.”

(c) Amendment to Section 1.1 of the Loan and Security Agreement.  The definition of “Permitted Acquisition” appearing in Section 1.1 of the Loan and Security Agreement is hereby amended by (i) amending and restating subsection (e)(ii)(B) and (ii) amending and restating subsection (e)(ii)(C), in each case, in its entirety to read as follows:

“(B)  such Person is either (1) in the same line of business (or a substantially similar line of business) as the Borrowers or (2) Dundee; and

(C)  contemporaneously with the occurrence of such acquisition (other than with respect to the acquisition of Dundee), such Borrower shall (1) pledge the Equity Interests of such Person to Agent, for the benefit of Secured Parties, pursuant to the Pledge Agreement and shall execute such amendment to the Pledge Agreement as requested by Agent to effectuate such pledge, (2) cause such acquired Person to guaranty all of the Obligations hereunder by executing and delivering a Joinder Agreement in accordance with Section 10.1.9, (3) cause such acquired Person to take all steps as may be necessary or advisable in the reasonable opinion of Agent to grant to Agent, as applicable, for the benefit of Secured Parties, a first priority, perfected security interest in all of its assets which would be deemed Collateral pursuant to the Security Documents (except that there may exist liens thereon permitted by Section 10.2.2 hereof and there may exist a prior lien on those assets which secure Indebtedness of such acquired Person following such Permitted Acquisition, to the extent permitted under Section 10.2.1 hereof) as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance reasonably satisfactory to Agent, as applicable, each of which documents shall be Security Documents hereunder, and (4) cause such Person to deliver to the Lenders and Agent (x) evidence of proper or similar corporate authorization and (y) legal opinions with respect to each of the matters and documents set forth in this clause (C), in each case, in form and substance reasonably satisfactory to Agent and the Required Lenders.”

(d) Amendment to Section 10.1.7 of the Loan and Security Agreement.  Section 10.1.7 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

“10.1.7                      .           Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain with financially sound and reputable insurers (or through Dundee as its captive insurer) insurance with respect to their properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Documents.”

(e) Amendment to Section 10.2.1 of the Loan and Security Agreement.  Section 10.2.1 of the Loan and Security Agreement is hereby amended by amending and restating clause (l) in its entirety to read as follows:

“(l)           Indebtedness that is not included in any of the preceding clauses of this Section (and which is not owing to Dundee) and is either (i) not secured by any Lien and does not exceed $250,000,000 in the aggregate at any time; or (ii) secured by Lien and does not exceed $250,000,000 in the aggregate at any time, provided that the Liens granted to secure such Indebtedness (x) are on Property other than the Collateral or (y) are on Property that constitutes Collateral so long as such Lien is junior and subordinated, on terms and conditions satisfactory to Agent, to the Liens granted in favor of Agent and/or Collateral Agent.”

(f) Amendment to Section 10.2.7 of the Loan and Security Agreement.  Section 10.2.7 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.7                      .           Restrictions on Payment of Certain Indebtedness.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Indebtedness; or (b) Indebtedness (other than the Obligations) prior to its due date under the agreements evidencing such Indebtedness as in effect on the Effective Date (or as amended thereafter with the consent of Agent), unless made in connection with refinancing of such Indebtedness permitted under Section 10.2.1.

(g) Amendment to Section 10.2.16 of the Loan and Security Agreement.  Section 10.2.16 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.16                      .           Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.6; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Borrowers; (e) transactions with Affiliates that were consummated prior to the Effective Date, as shown on Schedule 10.2.16; (f) transactions with Dundee upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate, consistent with Dundee's role as a wholly-owned Subsidiary of Parent, the sole business of which is to provide insurance to Parent and its Subsidiaries; and (g) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

§6. Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Loan and Security Agreement, the Notes and the other Loan Documents shall remain the same.  The Loan and Security Agreement, as amended hereby, shall continue in full force and effect, and this Agreement and the Loan and Security Agreement, shall be read and construed as one instrument.

(b) THIS AGREEMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

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IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amendment Agreement as of the date first set forth above.

SENECA FOODS CORPORATION

By: /s/Timothy Benjamin

Name: Timothy Benjamin

Title:   CFO

SENECA SNACK COMPANY

By:/s/Timothy Benjamin

Name: Timothy Benjamin

Title:   Treasurer

SENECA FOODS, LLC

By: /s/Timothy Benjamin

Name:  Timothy Benjamin

Title:    Treasurer

MARION FOODS, INC.

By: /s/Timothy Benjamin

Name: Timothy Benjamin

Title:   Treasurer

LEBANON VALLEY COLD STORAGE, LLC

By: /s/Timothy Benjamin

Name: Timothy Benjamin

Title:   Treasurer

LEBANON VALLEY COLD STORAGE, LP
By:           Lebanon Valley Cold Storage, LLC,
Its General Partner

By: /s/Timothy Benjamin

Name: Timothy Benjamin

Title:   Treasurer

BANK OF AMERICA, N.A.,
as Agent, Lender and Issuing Bank

By: /s/Edgar Ezerins
Name: Edgar Ezerins
Title:   SVP

RBS CITIZENS BUSINESS CAPITAL, a division of RBS ASSET FINANCE, INC., a subsidiary of RBS CITIZENS, N.A., as a Lender

By: /s/John D. Bobbin

Name: John D. Bobbin

Title:   Senior Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By: /s/Betty Janelle

Name: Betty Janelle

Title:   Managing Director

By:   /s/Michael T. Harder

Name: Michael T. Harder

Title:   Managing Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:  /s/Ellen M. Wayne

Name: Ellen M. Wayne

Title:   Administrative Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:

Name:

Title:

WELLS FARGO BANK, N.A., as a Lender

By:

Name:

Title:

:

BMO HARRIS BANK N.A., as a Lender

By: /s/Quinn Heiden

Name: Quinn Heiden

Title:   VP

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By: /s/Philip F. Carfora

Name: Philip F. Carfora

Title:   Duly Authorized Signatory